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                                                                      EXHIBIT 23



                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the following registration statements on Form S-3 and related prospectuses and in the following registration statements on Form S-4 and on Form S-8 of The Williams Companies, Inc. of our report dated February 13, 1998, with respect to the consolidated financial statements and schedule of The Williams Companies, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1997.

          Form S-3: Registration No. 333-20929
                    Registration No. 333-29185

          Form S-4: Registration No. 333-44963

          Form S-8: Registration No. 33-2442;  Registration No. 33-24322;
                    Registration No. 33-36770; Registration No. 33-44381; Registration No. 33-40979; Registration No. 33-45550; Registration No. 33-43999; Registration No. 33-51539; Registration No. 33-51543; Registration No. 33-51551; Registration No. 33-51549; Registration No. 33-51547; Registration No. 33-51545; Registration No. 33-56521 Registration No. 333-03957;Registration No. 333-11151 Registration No. 333-40721;Registration No. 333-33735 Registration No. 333-30095



                                                               ERNST & YOUNG LLP

Tulsa, Oklahoma
March 26, 1998